Exhibit (d.9)

FRONTEGRA FUNDS, INC.

INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT is entered into as of the 1st day of July, 2011, between Frontegra Funds, Inc., a Maryland corporation (the “Corporation”), and Lockwell Investments, LLC, a Florida limited liability company (“Lockwell”).

W I T N E S S E T H

WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the “Act”).  The Corporation is authorized to create separate series, each with its own separate investment portfolio and the beneficial interest in each such series will be represented by a separate series of shares (the “Shares”).

WHEREAS, Lockwell is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), engaged in the business of rendering investment advisory services as an independent contractor.

WHEREAS, in managing the Corporation’s assets, as well as in the conduct of certain of its affairs, the Corporation seeks the benefit of Lockwell’s services and its assistance in performing certain managerial functions.  Lockwell desires to furnish such services and to perform the functions assigned to it under this Agreement for the consideration provided for herein.

NOW THEREFORE, the parties mutually agree as follows:

1.

Appointment.  The Corporation hereby appoints Lockwell as investment adviser for each of the series of the Corporation on whose behalf the Corporation executes an Exhibit to this Agreement, and Lockwell, by execution of each such Exhibit, accepts the appointments (each, a “Fund” and, collectively, the “Funds”).  Subject to the supervision and oversight of the Board of Directors of the Corporation, Lockwell shall manage the investment and reinvestment of the assets of each Fund in accordance with the Fund’s investment objective, policies and restrictions as set forth in the Corporation’s current registration statement on Form N-1A (“Registration Statement”) and any additional compliance policies and procedures that the directors reasonably adopt and provide to Lockwell (the “Policies and Procedures”), for the period and upon the terms herein set forth.  The investment of funds shall also be subject to all applicable restrictions of the Corporation’s Articles of Incorporation (“Articles”) and Bylaws (“Bylaws”) (collectively, the Articles and Bylaws are hereinafter referred to as the “Organizational Documents”) as may from time to time be in force.

2.

Certain Expenses.  Lockwell shall be responsible for the following expenses incurred in the performance of its responsibilities under this Agreement:

(a)

portfolio research and management expenses;

(b)

expenses for providing the personnel, office space, equipment and facilities necessary to perform Lockwell’s obligations under this Agreement;

(c)

the actual out-of-pocket costs of any special meeting of directors or shareholders of the Funds to the extent convened as a result of a change in control of Lockwell or otherwise convened for the primary benefit of Lockwell; and

(d)

any other expenses that Lockwell may expressly undertake to incur and pay.

3.

Independent Contractor.  Lockwell will be an independent contractor in performing its duties under this Agreement and unless otherwise expressly provided herein or otherwise authorized in writing, will have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

4.

Investment Advisory Functions.  In its capacity as investment adviser, Lockwell shall have the following responsibilities:

(a)

To furnish continuous advice and recommendations to the Funds, as to the acquisition, holding or disposition of any or all of the securities or other assets which the Funds may own or contemplate acquiring from time to time;

(b)

To cause its officers to attend meetings and furnish oral or written reports, as the Corporation may reasonably require, in order to keep the directors and appropriate officers of the Corporation fully informed as to the condition of the investments of the Funds, the investment recommendations of Lockwell, and the investment considerations which have given rise to those recommendations; and

(c)

To supervise the purchase and sale of securities or other assets as directed by the appropriate officers of the Corporation.

The services of Lockwell are not to be deemed exclusive and Lockwell shall be free to render similar services to others as long as its services for others does not in any way hinder, preclude or prevent Lockwell from performing its duties and obligations under this Agreement.

5.

Obligations of Lockwell.

(a)

With respect to all matters relating to its performance under this Agreement, Lockwell and its managers, officers and employees will act in accordance in all material respects with applicable law and, with the Corporation’s Organizational Documents and regulatory filings, including its Registration Statement, as amended, and compliance Policies and Procedures adopted pursuant to Rule 38a-1 under the Act and the Corporation’s other Policies and Procedures, all to the extent required under applicable law in connection with Lockwell’s provision of services under this Agreement.

(b)

Lockwell agrees to cooperate with periodic reviews (at reasonable times and in reasonable number) of Lockwell’s compliance program by the Corporation’s compliance personnel in performance of the Corporation’s responsibilities under Rule 38a-1 of the Act.

Lockwell agrees to provide to the Corporation with copies of its compliance program and such additional information and certifications as may reasonably be requested by the Corporation’s compliance personnel.  Upon becoming aware thereof, Lockwell agrees to promptly notify the Corporation’s directors of any material compliance violations which affect the Corporation.

(c)

Lockwell has adopted a Code of Ethics complying with Rule 204A-1 of the Advisers Act and Rule 17j-1 of the Act.

(d)

To the extent prohibited by Regulation S-P and the Corporation’s privacy policy, Lockwell and its affiliates will not disclose any non-public personal information, as defined in Regulation S-P, received from the Corporation regarding any shareholder; provided, however, that Lockwell and its affiliates may disclose such information to any party pursuant to a confidentiality agreement and as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to Lockwell and its affiliates, or as may be permitted by law.  Lockwell agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

(e)

Lockwell agrees to use its best efforts to assist the Corporation in complying with the Sarbanes-Oxley Act and implementing the Corporation’s disclosure controls and procedures.  Lockwell agrees to inform the Corporation of any material development related to Lockwell that Lockwell reasonably believes is relevant to the Corporation’s certification obligations under the Sarbanes-Oxley Act.

(f)

Lockwell shall provide such information as may reasonably be requested by the directors under Section 15(c) of the Act in connection with its annual consideration of this Agreement.

(g)

Lockwell shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of the statements in the Funds’ offering materials provided by Lockwell (including the prospectus, statement of additional information and advertising and sales matters).

6.

Obligations of the Corporation.  The Corporation shall have the following obligations under this Agreement:

(a)

To keep Lockwell continuously and fully informed as to the composition of the Funds’ investments and the nature of all of its assets and liabilities;

(b)

To furnish Lockwell with a copy of any financial statement or report prepared for it by certified or independent public accountants, and with copies of any financial statements or reports made to the Funds’ shareholders or to any governmental body or securities exchange;

(c)

To furnish Lockwell with copies of the Registration Statement and Organizational Documents, each as currently in effect and including all amendments and restatements thereto, if such Organizational Documents have not yet been delivered by the Corporation to Lockwell.  The Corporation will promptly provide Lockwell with any Policies and Procedures applicable to Lockwell adopted from time to time by the Corporation’s directors and agrees to promptly provide Lockwell with copies of all amendments thereto;

(d)

To furnish Lockwell with any further materials or information which Lockwell may reasonably request to enable it to perform its functions under this Agreement; and

(e)

To compensate Lockwell for its services in accordance with the provisions of paragraph 7 hereof.

7.

Compensation.  Each Fund shall pay to Lockwell for its services a monthly fee, as set forth on the Exhibits hereto, payable on the last day of each month during which or during part of which this Agreement is in effect.  For the month during which this Agreement becomes effective and any month during which it terminates, however, there shall be an appropriate proration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective.  Lockwell may from time to time and for such periods as it deems appropriate reduce its compensation (and/or assume expenses) for one or more of the Funds.

8.

Expenses Paid by Corporation.  Except as provided in this paragraph, nothing in this Agreement shall be construed to impose upon Lockwell the obligation to incur, pay, or reimburse the Corporation for any expenses not specifically assumed by Lockwell under paragraph 2 above.  Each Fund shall pay or cause to be paid all of its expenses and the Fund’s allocable share of the Corporation’s expenses, including, but not limited to, investment adviser fees; any compensation, fees, or reimbursements which the Corporation pays to its directors who are not interested persons (as that phrase is defined in Section 2(a)(19) of the Act) of the Corporation; fees and expenses of the custodian, transfer agent, registrar or dividend disbursing agent; current legal, accounting and printing expenses; administrative, clerical, recordkeeping and bookkeeping expenses; brokerage commissions and all other expenses in connection with the execution of Fund transactions; all expenses of bond and insurance coverage which inure to the Corporation’s benefit, including liability and fidelity bond coverage; interest; all federal, state and local taxes (including stamp, excise, income and franchise taxes); expenses of preparing and filing reports and tax returns with federal and state regulatory authorities; the maintenance of its compliance program; the maintenance of the Registration Statement under the applicable federal and state securities laws; all expenses incurred in complying with all federal and state laws and the laws of any foreign country applicable to the issue, offer, or sale of Shares of the Funds, including but not limited to, all costs involved in the registration or qualification of Shares of the Funds for sale in any jurisdiction and all costs involved in preparing, printing and distributing prospectuses and statements of additional information to existing shareholders of the Funds; all expenses incurred in connection with litigation, proceedings and claims and the legal obligations of the Corporation to indemnify its directors, employees, shareholders and agents with respect thereto; all expenses of meetings of the directors and shareholders and of preparing, printing and distributing proxy statements, notices and reports to shareholders, except for such costs described in Section 2; and such compensation payable to its compliance officer(s) as may be approved by the directors from time to time.

9.

Brokerage Commissions.  For purposes of this Agreement, brokerage commissions paid by a Fund upon the purchase or sale of securities shall be considered a cost of the securities of the Fund and shall be paid by the respective Fund.  Lockwell is authorized and directed to place Fund transactions only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates, provided, however, that Lockwell may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if Lockwell determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of Lockwell.  In placing Fund business with such broker or dealers, Lockwell shall seek the best execution of each transaction, and all such brokerage placement shall be made in compliance with Section 28(e) of the Securities Exchange Act of 1934 and other applicable state and federal laws.  Notwithstanding the foregoing, the Corporation shall retain the right to direct the placement of all Fund transactions, and the directors may establish policies or guidelines to be followed by Lockwell in placing Fund transactions for the Funds pursuant to the foregoing provisions.

10.

Proprietary Rights.  Lockwell has proprietary rights in the “Lockwell” portion of the name of each Fund on whose behalf the Corporation executes an Exhibit to this Agreement.  Lockwell may withdraw the use of such name from the Fund.  Each of Lockwell and the Corporation acknowledge that Frontegra Asset Management, Inc., the investment adviser to other Frontegra Funds and an affiliate of the Fund’s distributor, owns the proprietary rights in the “Frontegra” portion of the name of the Corporation.  Each of Lockwell and the Corporation acknowledge that Frontegra Asset Management, Inc. may withdraw the use of such name from the Corporation.

11.

Termination.  This Agreement may be terminated at any time, without penalty, by the Board of Directors or by the shareholders of a Fund acting by the vote of at least a majority of its outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the Act), provided in either case that 60 days’ written notice of termination be given to Lockwell at its principal place of business.  This Agreement may be terminated by Lockwell at any time by giving 60 days’ written notice of termination to the Corporation, addressed to its principal place of business.

12.

Assignment.  This Agreement shall terminate automatically in the event of any assignment (as the term is defined in Section 2(a)(4) of the Act) of this Agreement.

13.

Term.  This Agreement shall be executed and become effective as of the date first written above.  This Agreement shall begin for each Fund as of the date of execution of the applicable Exhibit and shall continue in effect with respect to each Fund (and any subsequent Funds added pursuant to an Exhibit) for two years from the date of this Agreement or the date of execution of the applicable Exhibit; and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuation shall be specifically approved at least annually by the vote of a majority of the directors of the Corporation, including a majority of the directors who are not parties to this Agreement or interested persons of any such party (other than as directors of the Corporation), cast in person at a meeting called for that purpose, or by a vote of a majority of the outstanding voting securities of each Fund.

14.

Liability.  Neither Lockwell nor any of its officers, managers, agents or employees shall be liable or responsible to the Corporation or its shareholders for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by Lockwell of its duties under this Agreement, except for liability resulting from willful misfeasance, bad faith or negligence on Lockwell’s part or from reckless disregard by Lockwell of its obligations and duties under this Agreement.  Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights that the Corporation or any shareholder of the Corporation may have under any federal securities or state law.  Lockwell shall have no responsibility or liability for the accuracy or completeness of the Registration Statement, except for information provided by Lockwell for inclusion therein.

15.

Amendments.  This Agreement may be amended by the mutual consent of the parties, provided that the terms of each such amendment shall be approved by a majority of those directors who are not interested persons (as that phrase is defined in Section 2(a)(19) of the Act) of the Corporation, voting in person at a meeting called for the purpose of voting on such approval, or if required by the Act, by the affirmative vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the Act) of each Fund.

16.

Applicable Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware; provided, however, that nothing herein shall be construed in a manner that is inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or the rules and regulations promulgated with respect to such Acts.

17.

Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

18.

Headings.  Any paragraph headings in this Agreement are for convenience of reference only, and shall be given no effect in the construction and interpretation of this Agreement or any provisions thereof.

19.

Counterparts.  This Agreement may be executed in one or more counterparts, any or all of which may be delivered by facsimile, email or other form of electronic communication, and each of which will be deemed to be an original and all of which shall constitute one and the same document.

20.

Entire Agreement.  This Agreement (including any exhibits attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

LOCKWELL INVESTMENTS, LLC

By:  /s/ Richard Glass

Richard Glass, Managing Member

FRONTEGRA FUNDS, INC.

By:  /s/William D. Forsyth III

William D. Forsyth III, President

EXHIBIT A

to the

INVESTMENT ADVISORY AGREEMENT

LOCKWELL SMALL CAP VALUE FUND

For all services rendered by Lockwell Investments, LLC (the “Adviser”) hereunder, the above-named Fund, a series of Frontegra Funds, Inc., shall pay the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.00 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to the Adviser monthly.

Executed as of the 1st day of July, 2011.

LOCKWELL INVESTMENTS,  LLC

By:  /s/ Richard Glass

Richard Glass, Managing Member

FRONTEGRA FUNDS, INC.

By:   /s/ William D. Forsyth III

William D. Forsyth III, President